Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES AND PRINCIPAL CONSOLIDATED AFFILIATED ENTITIES*

UP Fintech Holding Limited (the “Company”) was incorporated under the laws of Cayman Islands on January 26, 2018. The Company, its subsidiaries, its consolidated variable interest entities (“VIEs”) and VIEs’ subsidiaries (collectively, the “Group”) are primarily engaged in providing online brokerage services.

As of December 31, 2020, details of the Group’s subsidiaries, VIEs and VIEs’ subsidiaries were as follows:

Place of establishment/ incorporation
Subsidiaries:
Up Fintech Global Holdings Limited (“Up Fintech Global”)	British Virgin Islands (“BVI”)
JV Uptech Holding limited (“JV”)	BVI

Kastle Limited (“Kastle”)	Hong Kong, China

Tung Chi Consulting Limited (“Tung Chi”)	Hong Kong, China
Tiger Fintech Holdings Inc.(“Tiger Fintech”)	United States of America (“USA”)

US Tiger Securities, Inc. (“US Tiger Securities”)	USA

US Tiger (Hong Kong) Limited[1](“US Tiger (Hong Kong)”)	Hong Kong, China

Marsco Investment Corporation (“Marsco”)	USA
Trading Front Inc.(“TradingFront”)	USA

Wealthn LLC (“Wealthn”)	USA

Tradeup Inc. (“Tradeup”)	USA
Xiangshang Upfintech Holding Limited (“Xiangshang Upfintech Holding”)	BVI

Tiger Fintech (Singapore) PTE.LTD.(“Tiger Fintech (Singapore)”)	Singapore
Tiger Brokers (Singapore) PTE Ltd. (“Tiger Brokers SG”)	Singapore

Amtiger Consultants Private Limited (“Amtiger”)	India
Tiger Brokers (NZ) Limited (“TBNZ”)	New Zealand

Fleming Funds Management Pty Limited (“Fleming”)	Australia
Tiger Brokers (AU) Pty Limited (“TBAU”)	Australia
Tiger Investor Services Pty Limited (“Tiger Investor”)	Australia

Uptech Global Holding Limited (“Uptech Holding”)	BVI
I-Tiger Global Investment Management Limited (“I-Tiger Global Investment Management”)	Cayman Islands (“Cayman”)
I-Tiger Global Investment SPC (“I-Tiger Global Investment Investment”)	Cayman
Prosperous Investment Management Limited (“Prosperous”)	Cayman
Tiger Fixed Income Portfolio Limited (“Tiger Fixed Income”)	Cayman

[1]	a new Hong Kong incorporated limited technology company as the wholly owned subsidiary on July 8, 2020.

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U-Tiger SPC(“U-Tiger”)	Cayman
Up Fintech International Limited (“Up Fintech”)	Hong Kong,China

Beijing Bohu Xiangshang Technology Co., Ltd (“Beijing Bohu”, “Beijing WFOE I”)[2]	The People’s Republic of China (“PRC)

Beijing Xiangshangyixin Technology Co., Ltd (“Beijing Yixin”, “Beijing WFOE II”)	PRC

Hangzhou U-Tiger Technology Co.,LTD[3] (“Hangzhou U-Tiger”)	PRC

[2]	formerly known as “Ningxia Xiangshang Yixin Technology Co. Ltd, relocation and name change were completed on December 22,2020
[3]	a new PRC incorporated limited technology company as the 85% subsidiary on April 9,2020.

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ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

Place of establishment/ incorporation
Subsidiaries:
VIEs:
Ningxia Xiangshang Rongke Technology Development Co.,LTD (“Ningxia Rongke”, “Ningxia VIE I”)	PRC
Beijing Xiangshang Yiyi Laohu Technology Group Co.,LTD (“Beijing Yiyi”, “Beijing VIE II”)	PRC

VIEs’ subsidiaries:
Beijing Zhijianfengyi Information Technology Co., Ltd (“Beijing ZJFY”)	PRC
Beijing Huyi Technology Co., Ltd (“Huyi”)	PRC
Beijing U-Tiger Network Technology Co., LTD. (“Beijing U-Tiger Network”)	PRC
Beijing Xiaolaohu Wealth Investment Management Co., LTD[4] (“Beijing Xiaolaohu Wealth Investment”)	PRC
Beijing Chenhao Technology Co., LTD. (“Beijing Chenhao”)	PRC
Tiger Technology Corporation Limited (“Tiger Technology”)	Hong Kong, China
Tiger Brokers International Limited (“TB International”)	Hong Kong, China
Tiger Brokers Group Limited (“TB Group”)	Hong Kong, China
Tiger Assets Management Corporation Limited (“Tiger Asset Management”)	Hong Kong, China
Beijing U-Tiger Business Service Co., Ltd (“Beijing U-Tiger Business”)	PRC
Shenzhen Xiang Shang Hu Xun Technology Co., LTD. (“Hu Xun”)	PRC
Shenzhen Huichuang Tianrong Asset Management Co.,Ltd. (“Huichuang Tianrong”)	PRC
Guangzhou U-Tiger Technology Co.,LTD (“Guangzhou U-Tiger”)	PRC
Fangguang Technology (Ningxia) Co.,LTD (“Fangguang Technology”)	PRC
Tiger Financial Information Service (Ningxia) Co.,LTD[5]	PRC
Yunxin (Beijing) Information Consulting Co.,LTD[6]	PRC

[4]	a PRC company acquired on December 17, 2020 for the purpose of internet service incorporated in PRC on August 17, 2015.
[5]	established on September 9, 2016 is a technology company which focuses on technology service incorporated in PRC, it has been de-registered on November 16, 2020.
[6]	established on August 16, 2013, is a technology company which focuses on technology service incorporated in PRC, it has been de-registered on October 27, 2020.

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Beijing Beihu Commercial Service Co.,LTD[7]	PRC
Laohu Rongke Technology Co.,LTD[8]	PRC
Xinhu Information Technology (Shanghai) Co.,LTD[9]	PRC

*	Other entities of UP Fintech Holding Limited have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.

[7]	established on August 10, 2018, is a technology company which focuses on technology service incorporated in PRC, it has been de-registered on December 17, 2020.
[8]	established on November 9, 2016, is a technology company which focuses on technology service incorporated in PRC, it has been de-registered on November 17, 2020.
[9]	established on July 5,2017 ,is a technology company which focuses on technology service incorporated in PRC, it has been de-registered on November 12, 2020.

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